SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 12, 2006

Pacific Gold Corp.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-32629	98-0408708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Adelaide Street West, Suite 600, Toronto, Ontario, Canada	M5H 4E7
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (416) 214-1483

Item 1.01 — Entry into a Material Definitive Agreement

On April 12, 2006, the Company sold $6,100,000 in an aggregate principal amount of discounted convertible debentures (“Debentures”) and warrants to purchase common stock (“Warrants”) for an aggregate payment to the Company of $3,812,500, after deduction for the interest discount.  The Company paid approximately $305,000 in commissions to HPC Capital Management.  The Company intends to use the available proceeds of $3,507,500 for equipment purchases, exploration activities, acquisitions, debt service, repayment of outstanding debt and general working capital purposes.  In addition to the cash commission, the Company issued warrants to HPC Capital Management to purchase up to 190,000 shares of common stock, exercisable until April 12, 2009, at $.30 per share.

The Debentures are due April 12, 2009, and have an effective simple interest rate of 20%, prepaid by discount.  The principal amount due may be converted into shares of common stock at any time by the holder at an initial conversion rate of $1.00 per share.  The amount of principal that may be converted at any one time by any one investor is limited to 4.99% of the outstanding number of shares of common stock of the Company immediately after the conversion. The Company has agreed to liquidated damages and other damages for failure to effect the conversion or deliver the certificates.  The conversion price will be subject to adjustment for regular corporate events and reduced to equal the selling price of, or exercise – conversion price for, common stock sold or issuable after April 12, 2006, at less than $.65.

The Warrants may be exercised for an aggregate of 6,100,000 shares of common stock until April 12, 2009, at $0.30 per share.  The warrants may be exercised by a holder at any one time for up to a maximum of 4.99% of the outstanding number of shares of common stock of the Company immediately after exercise.  The exercise price may be paid on a cashless basis in certain limited circumstances, and it will be subject to adjustment for regular corporate events and reduced to equal the selling price of, or exercise – conversion price for, common stock sold or issuable after April 12, 2006 at less than $.65.

 The Debentures and Warrants were sold, and the common stock issuable on conversion and exercise will be sold, under Section 4(2) of the Securities Act of 1933, as amended, on a private placement basis, to foreign institutional and accredited investors.

The Common Stock underlying the Debentures and the Warrants will be registered by the Company for re-offer and re-sale by the investors. The Company is committed to file the registration statement within 45 days of closing and have it declared effective within 90 days of closing (subject to additional time in certain limited circumstances), and if those time periods are not met, the Company will pay a liquidated damages amount of one percent of the amount invested for each 30-day period (pro rated) until the filing or effectiveness of the registration statement, up to a maximum of $100,000 per investor.

Item 3.02 – Unregistered Sales of Equity Securities

See Item 1.01.

Item 3.03 – Material Modification to Rights of Security Holders

See Item 1.01.

Item 9.01 — Financial Statement and Exhibits

(c)

10.1    Form of Securities Purchase Agreement dated as of April 12, 2006 (without schedules and exhibits) (Filed herewith)

10.2    Form of Warrant issued April 12, 2006 (Filed herewith)

10.3    Form of Debenture issued April 12, 2006 (Filed herewith)

10.4    Form of Registration Rights Agreement dated as of April 12, 2006 (Filed herewith

99.1    Press Release dated April 13, 2006 (Filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:

April 13, 2005

Pacific Gold Corp.

By:

/s/ Mitch Geisler

Mitch Geisler,

Chief Operating Officer